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                                                               Exhibit 5.1

[Lux. Counsel Letterhead]

                                                               February 17, 2000

Carrier 1 International S.A.
Route d'Arlon 3
L-8009 Strassen, Luxembourg

                          Carrier 1 International S.A.
                       Registration Statement on Form S-1
                              (File No. 333-94541)
                              --------------------

Dear Sirs:

                  We have acted as counsel to Carrier 1 International S.A., a Luxembourg corporation (the "Company"), in connection with the Registration Statement on Form S-1 referenced above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 7,500,000 shares of the Company's common shares, par value $2.00 per share,


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being offered by the Company and an additional 1,125,000 shares solely to cover over-allotments (collectively, the "Company Shares"), and 1,875,000 shares of the Company's common shares being offered by the selling shareholders referred to in the Registration Statement and an additional 281,250 shares solely to cover over-allotments (collectively, the "Shareholder Shares" and together with the Company Shares, the "Shares"), such Shares to be sold in the form of registered shares or, upon request in the United States and Canada, in the form of American Depositary Shares representing the right to receive 0.2 Shares.

                  In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                  Strictly limited to Luxembourg law, we are of the opinion that
(a) upon issuance, delivery and full payment therefor in the manner described in the Registration Statement and in accordance with the terms of the underwriting agreement (the form of which is filed as an Exhibit to the Registration Statement), the Company Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable; (b) the Shareholder Shares of Carrier One, LLC are, and the Shareholder Shares to be received upon exercise of the Company's Euro Warrants and Dollar Warrants upon issuance, delivery and full payment therefor in accordance with the terms of the Euro Warrants or Dollar Warrants, as the case may be, will be, duly authorized, validly issued and outstanding, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. This opinion is governed by Luxembourg law and is subject to exclusive jurisdiction of the ordinary courts in Luxembourg.


                                                              Very truly yours,